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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Urologix, Inc on Form S-8 of our report dated October 2, 2000 with respect to the combined financial statements of the Transurethral Thermotherapy (" TUMT") business of EDAP S.A. included in the Urologix, Inc. Registration Statement on Form 8-K/A (No. 000-28414) filed on November 22, 2000 with the Securities and Exchange Commission.


January 8, 2001
Lyons France


                         /s/ Ernst and Young Audit


                             Represented by Jean-Luc Desplat